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                                                                    Exhibit 21.1


                            MICRON TECHNOLOGY, INC.

                         SUBSIDIARIES OF THE REGISTRANT

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

                                                              STATE (OR JURISDICTION)
NAME                                                          IN WHICH INCORPORATED
Micron Communications, Inc........................................  Idaho
Micron Electronics, Inc...........................................  Minnesota
  Micron Electronics (H.K.) Limited...............................  Hong Kong
  Micron Electronics Japan K.K....................................  Japan
  Micron Electronics Overseas Trading, Inc........................  Barbados
  NetFrame Systems Incorporated...................................  California
  MEI California, Inc.............................................  California
  Micron Electronics International, Inc...........................  Delaware
  Micron Electronics Asia-Pacific Holdings, Inc...................  British Virgin Islands
  Micron Electronics Asia-Pacific Operations, Inc.................  British Virgin Islands
  Micron Electronics Asia-Pacific Trading, Inc....................  Hong Kong
Micron Europe Limited.............................................  United Kingdom
Micron International Sales, Inc...................................  Barbados
Micron Semiconductor Asia Pacific Pte. Ltd........................  Singapore
Micron Technology Asia Pacific Inc................................  Idaho
Micron Semiconductor (Deutschland) GmbH...........................  Germany
Micron Semiconductor Products, Inc................................  Idaho
Micron Technology International, Inc..............................  British Virgin Islands
Micron Technology Japan K.K.......................................  Japan
Bear Technology Company, L.L.C....................................  Delaware
Maximum Video Systems, Inc........................................  Arizona
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